UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2021 (July 2, 2021)

Alight, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39299	86-1849232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Overlook Point

Lincolnshire, IL 60069

(Address of principal executive offices, including zip code)

(224) 737-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock	ALIT.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Form 8-K (the “Form 8-K”) originally filed by Alight, Inc. (the “Company”) on July 12, 2021 is being filed solely for the purpose of amending the historical financial statements provided under Item 9.01(a) in the Form 8-K to include the condensed consolidated financial statements of Tempo Holding Company, LLC (“Tempo”) for the quarterly and year to date periods ended June 30, 2021 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tempo. This Amendment No. 1 does not amend any other item of the Form 8-K or purport to provide an update or a discussion of any developments at the Company subsequent to the filing date of the Form 8-K.

Item 9.01.	Financial Statement and Exhibits.

(a)    Financial Statements of Business Acquired.

The condensed consolidated financial statements of Tempo for the quarterly and year to date periods ended June 30, 2021 are filed herewith as Exhibit 99.1. Also included herewith as Exhibit 99.2 and incorporated by reference herein is the related Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tempo.

(d)    Exhibits.

The Exhibit Index is incorporated by reference herein.

Exhibit No.	Description

99.1	Condensed consolidated financial statements of Tempo for the quarterly and year to date periods ended June 30, 2021.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tempo.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

By:	/s/ Paulette R. Dodson
Name:	Paulette R. Dodson
Title:	General Counsel and Corporate Secretary

Date: August 12, 2021